Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on the Form S-1 (File No. 333-280990) of our report dated March 25, 2026, relating to the financial statements of Hashdex Nasdaq CME Crypto Index ETF as of December 31, 2025 and for the period February 14, 2025 (commencement of operations) through December 31, 2025, and to the references to our firm under the heading ‘Experts’ in such Registration Statement.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Towson, Maryland

April 15, 2026